EXHIBIT 10 (a)



                     SEVENTH AMENDMENT TO LEASE AGREEMENT

      THIS SEVENTH AMENDMENT TO LEASE AGREEMENT (this "Amendment") is entered into as of the 7th day of June, 2000, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord") and AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS, a Texas corporation ("Tenant").

      WHEREAS, pursuant to that certain Office Lease Agreement dated September 12, 1994, by and between Landlord and Tenant, as amended by that certain First Amendment to Lease Agreement dated as of October 10, 1994, that certain Second Amendment to Lease dated as of May 25, 1995, that certain Third Amendment to Lease Agreement (the "Third Amendment") dated as of June 12, 1995, that certain Fourth Amendment to Lease Agreement dated as of August 11, 1995, that certain Fifth Amendment to Lease Agreement dated as of January 16, 1996 and that certain Sixth Amendment to Lease Agreement dated as of March 2, 1999 (such Office Lease Agreement, as amended, herein called the "Lease"), Landlord leased to Tenant certain space (the "Premises") in the building known as The Princeton (the "Building") more particularly described therein;

      WHEREAS, the Premises (excluding the Storage Premises [as defined in the Third Amendment]) currently consist of 23,641 square feet of rentable area on the ninth (9th) and second (2nd) floors of the Building;

      WHEREAS, the Term of the Lease expires on November 30, 2000 and Tenant desires to extend the Term for an additional seven (7) years to November 30, 2007;

      WHEREAS, Tenant desires to lease from Landlord an additional 1,304 square feet of Agreed Rentable Area located on the first (1st) floor of the Building, and shown as the "Expansion Space" on Exhibit A attached hereto (such space, the "Expansion Space");

      WHEREAS, subject to the terms and conditions set forth herein, Landlord has agreed to extend the Term of the Lease to November 30, 2007 and lease the Expansion Space to Tenant; and

      WHEREAS, Landlord and Tenant desire to amend the Lease to reflect their agreements as to the terms and conditions governing the extension of the Term of the Lease to November 30, 2007 and Tenant's lease of the Expansion Space.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants between the parties herein contained, Landlord and Tenant hereby agree as follows:

 1. Premises. Landlord shall lease to Tenant and Tenant shall lease from Landlord the Expansion Space on December 1, 2000. Therefore, effective December 1, 2000, Item 2 of the Basic Lease Provisions shall be deleted in its entirety and the following shall be substituted in lieu thereof:

      2.   Premises:
           Suite(s) #: 900, 205, 215 and 123; Floor(s): a portion of the first, second and ninth floors.
           Agreed Rentable Area: 24,945 square feet.

 Notwithstanding the foregoing, Tenant shall have the right to lease the Expansion Space prior to December 1, 2000 by delivering notice of such election to Landlord prior to December 1, 2000. In the event Tenant elects to lease the Expansion Space prior to December 1, 2000, Landlord and Tenant shall enter into a temporary space agreement covering the period prior to December 1, 2000 that Tenant leases the Expansion Space.

 2.    Rent.    Effective  December  1,  2000, Item  3  of  the  Basic  Lease
 Provisions shall be amended by adding the following at the end of the existing Basic Rent schedule:

                          Rate Per Square       Basic          Basic
           Rental         Foot of Agreed        Annual         Monthly
           Period         Rentable Area         Rent           Rent
           ------         ---------------       ------         -------
      12/1/00 - 11/30/03  $20.00              $498,900.00    $41,575.00
      12/1/03 - 11/30/07  $23.50              $586,207.56    $48,850.63

 3.   Tenant's Pro Rata Percentage.   Effective December 1,  2000, Item 4  of
 the Basic Lease Provisions shall be amended to read as follows:

      Tenant's Pro Rata Share Percentage: 6.7196% (the Agreed Rentable Area of the Premises divided by the Agreed Rentable Area of the Building, expressed in a percentage).

 4. Operating Expense Stops. Effective December 1, 2000, Items 5 and 6 of the Basic Lease Provisions shall be amended to read as follows:

      Tenant's Operating Expense Stop. Equal to actual Operating Expenses for the calendar year 2001, grossed up in accordance with subsection
      2.202 of the Supplemental Lease Provisions (see Article 2, Supplemental Lease Provisions).

      Tenant's Real Estate Taxes Stop. Equal to actual Real Estate Taxes for the calendar year 2001 (see Article 2, Supplemental Lease Provisions).

 5. Term. Item 7 of the Basic Lease Provisions is deleted in its entirety and the following is substituted in lieu thereof:

      7.   Term: Approximately twelve (12) years and eleven (11) months  (see
           Article 1, Supplemental Lease Provisions).

 6.   Expiration Date.     Item 9  of the  Basic Lease  Provisions is  hereby
 deleted in its entirety and the following is substituted in lieu thereof:

      9. Expiration Date: November 30, 2007 (see Article 1, Supplemental Lease Provisions).

 7. Address for Notice. The address for notices to the Landlord set forth in Item 15 of the Basic Lease Provisions is hereby amended in its entirety to the following:

      The Prudential Insurance Company of America
      c/o Kennedy-Wilson Properties of Texas Ltd., Inc.
      14651 Dallas Parkway, Suite 101
      Dallas, Texas 75240
      Attention: Property Manager
      Fax: (972) 788-1179

      AND IF NOTICE OF DEFAULT, COPY TO:
      The Prudential Insurance Company of America
      Law Department
      8 Campus Drive
      Parsippany, New Jersey 07054

 8. Additional Rent. Effective December 1, 2000, Subsection 2.201(a) shall be amended to read as follows:

           "Additional Rent", for a particular calendar year shall equal the sum of (i) Tenant's Pro Rata Share Percentage (as set forth in Item 4 of the Basic Lease Provisions) multiplied by the amount by which Real Estate Taxes (as hereinafter defined) for such year exceeds Tenant's Real Estate Taxes Stop (as set forth in Item 6 of the Basic Lease Provisions) plus (ii) Tenant's Pro Rata Share Percentage multiplied by the amount by which Operating Expenses (as hereinafter defined) for such calendar year exceed Tenant's Operating Expense Stop (as set forth in Item 5 of the Basic Lease Provisions) plus (iii) Tenant's Pro Rata Share Percentage multiplied by Additional Pass Through Costs (as hereinafter defined) for such calendar year.

 9. Parking. Effective December 1, 2000, Paragraphs 1 and 2 of Exhibit F to the Lease shall be amended in its entirety to read as follows

      Parking Spaces. So long as the Lease remains in effect, Tenant shall rent in and on top of the Garage on (i) a reserved basis, (5) parking spaces (the "Reserved Spaces") during the term of this Lease, and (ii) an unreserved and non-exclusive basis one hundred thirty-three (133) parking spaces (the "Unreserved Space").

      Parking Rental. The monthly rent for the Reserved Spaces through November 30, 2007 shall equal $35.00 per space (inclusive of applicable sales tax) and the monthly rent through November 30, 2007 for the Unreserved Spaces shall be $17.00 per space (inclusive of applicable sales tax). All payments of rent for parking spaces shall be made
      (i) at the same time as Basic Monthly  Rent is due under the Lease  and
      (ii) to Landlord or to such persons (for example but without limitation, the manager of the Garage) as Landlord may direct from time to time.

 10. Amendment to Exhibit A. Effective December 1, 2000, Exhibit A attached hereto shall be incorporated into and made a part of Exhibit A to the Lease.

 11. Monument Sign. At such time as First American Bank Texas, SSB ("FAB") is no longer entitled to have or use the monument sign currently located on the east side of the Building and containing FAB's corporate name and logo (the "FAB Monument Sign"), which date shall be the earlier of January 10, 2001 or the earlier termination of FAB's lease, Tenant shall have the following signage rights:

        Notwithstanding anything in the Lease to the contrary, and provided that Tenant occupies and the Premises consist of at least 20,000 square feet of Agreed Rentable Area, Tenant shall have the right, at Tenant's expense, to install a monument sign in the same location as the FAB Monument Sign containing Tenant's corporate identification (the "Monument Sign"); provided that (i) Tenant obtains all necessary approvals from the City of Dallas and all other governmental authorities having jurisdiction over Tenant, the Property, or the Monument Sign, (ii) the Monument Sign conforms to all applicable laws, rules and regulations of any governmental authorities having jurisdiction over the Monument Sign or the Property, and (iii) Tenant delivers to Landlord certificates of insurance evidencing that Tenant's contractors, agents, workmen, engineers or other persons installing the Monument Sign have in effect valid workmen's compensation, public liability and builder's risk insurance in amounts and with such companies and in such forms as Landlord may consider necessary or appropriate for its protection. The design (including without limitation, the color scheme and lettering size and type) and size of the Monument Sign are all subject to the approval of Landlord in its sole discretion. Tenant shall pay all costs associated with the Monument Sign, including without limitation, installation expenses, maintenance and repair costs, utilities (if Tenant elects to illuminate the Monument Sign) and insurance. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, demands, fines, liabilities, costs, expenses, damages, actions and causes of action accruing from or related to the Monument Sign, EVEN IF CAUSED BY THE NEGLIGENCE OF LANDLORD OR IF LANDLORD IS STRICTLY LIABLE THEREFOR; provided that the foregoing indemnity shall not apply to any acts of Landlord or Landlord's agents in connection with Landlord's removal or replacement of the Monument Sign under Landlord's rights set forth herein. Tenant agrees that, subject to Section 2.2 of the Lease, Landlord shall have the right to temporarily remove and replace the Monument Sign in connection with and during the course of any repairs, changes, alterations, modifications, renovations or additions to the Building or the Property. Tenant shall maintain the Monument Sign in good condition. If Tenant is in default under the Lease or if Tenant vacates a substantial portion of the Premises (which shall be presumed if Tenant is absent from the Premises for one hundred eighty (180) consecutive days or more), Tenant's rights with respect to the Monument Sign shall terminate and Landlord shall have the option to remove such signage at Tenant's sole cost and expense. Upon the earlier to occur of (i) expiration or earlier termination of the Lease or (ii) termination of Tenant's right to have the Monument Sign, Tenant shall, at its sole cost and expense, remove the Monument Sign and repair all damage caused by such removal. The right to install the Monument Sign is personal to the Tenant listed in the first paragraph of the Lease and Affiliates (as defined in Rider 1 to the Lease) thereof, and is not assignable to any other tenant under this Lease other than an Affiliate.

 12. Refurbishment of the Premises and Construction of Improvements in the Expansion Space. Landlord shall refurbish the Premises (including the Expansion Space) in accordance with the Work Letter attached hereto as Exhibit A. Except as set forth in the preceding sentence, Landlord shall have no construction obligations with respect to the Premises or the Expansion Space.

 13. Delivery of Expansion Space and Acceptance of Premises. Subject to Landlord's obligations set forth in Section 12 above, TENANT HEREBY ACCEPTS THE PREMISES, INCLUDING THE EXPANSION SPACE AND THE BUILDING (INCLUDING THE SUITABILITY OF THE EXPANSION SPACE FOR THE PERMITTED USE) IN "AS IS" CONDITION WITH ANY AND ALL FAULTS AND LATENT OR PATENT DEFECTS AND WITHOUT RELYING UPON ANY REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED) OF LANDLORD OR ANY REPRESENTATIVE OF LANDLORD. LANDLORD HAS NOT MADE AND DOES NOT
 HEREBY MAKE AND HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE BUILDING (INCLUDING THE EXPANSION SPACE), ITS CONDITION (INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY REGARDING QUALITY OF CONSTRUCTION, STATE OF REPAIR, WORKMANSHIP, MERCHANTABILITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE).

 14. Acceptance of Expansion Space. Upon Substantial Completion of the Tenant's Improvements in the Expansion Space, Landlord and Tenant shall execute an Acceptance of Premises Memorandum in substantially the form of the Acceptance of Premises Memorandum attached to the Lease as Exhibit E. If Tenant occupies the Expansion Space without executing an Acceptance of Premises Memorandum, Tenant shall be deemed to have accepted the Expansion Space and Tenant's Improvements (as defined in the Work Letter) for all purposes.

 15. Storage Premises. From and after December 1, 2000 (assuming Tenant's rights to use the Storage Premises is not terminated prior to such date), Tenant shall be entitled to continue to use the Storage Premises for storage purposes only on a month-to-month basis at no charge. Either Landlord or Tenant shall be entitled terminate the lease of the Storage Premises by delivering thirty (30) days prior notice of termination to the other.

 16.  Renewal Option.   Tenant shall  have the right  to renew  the Lease  in
 accordance with Exhibit C attached hereto.   Except as set forth in  Exhibit
 C, Tenant shall have no renewal rights under the Lease.

 17. No Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment other than The Staubach Company ("Tenant's Broker") and Kennedy-Wilson Properties of Texas Ltd., Inc. ("Landlord's Broker"), and that it knows of no other real estate brokers or agents who are or might be entitled to a commission in connection with this Amendment. Tenant agrees to indemnify and hold harmless Landlord from and against any liability or claim arising in respect to any brokers or agents claiming a commission in connection with this Amendment other than Tenant's Broker and Landlord's Broker.

 18. Authority. Tenant and each person signing this Amendment on behalf of Tenant represents to Landlord as follows: (i) Tenant is a duly formed and validly existing corporation under the laws of the State of Texas, (ii) Tenant has and is qualified to do business in Texas, (iii) Tenant has the full right and authority to enter into this Amendment, and (iv) each person signing on behalf of Tenant was and continues to be authorized to do so.

 19. Defined Terms. All terms not otherwise defined herein shall have the same meaning assigned to them in the Lease.

 20. Exhibits. Each exhibit attached hereto is made a part hereof for all purposes.

 21. Ratification of Lease. Except as amended hereby, the Lease shall remain in full force and effect in accordance with its terms and is hereby ratified. In the event of a conflict between the Lease and this Amendment, this Amendment shall control.

 22.  No Representations.    Landlord  and Landlord's  agents  have  made  no
 representations or promises, express or implied, in connection with the Premises or this Amendment except as expressly set forth herein.

 23. Entire Agreement. This Amendment, together with the Lease, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Amendment or the Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose.

 24. Section Headings. The section headings contained in this Amendment are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.

 25. Severability. A determination that any provision of this Amendment is unenforceable or invalid shall not affect the enforceability or validity of any other provision hereof and any determination that the application of any provision of this Amendment to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

 LANDLORD:                               TENANT:

 THE PRUDENTIAL INSURANCE                AMERICAN HALLMARK INSURANCE
 COMPANY OF AMERICA, a New               COMPANY OF TEXAS, a Texas
 Jersey corporation                      corporation


 By:  Kennedy-Wilson Properties of Texas
      Ltd., Inc., its duly authorized agent



 By:                                     By:
 Name: Bernard Deaton                    Name:
 Raymond Kilgore
 Title:  Senior Managing Director        Title:

                                  EXHIBIT A
                             THE EXPANSION SPACE

      This Exhibit  is  attached  to  and a  part  of  that  certain  Seventh
 Amendment to Lease Agreement dated as of June 7, 2000, executed by and between The Prudential Insurance Company of America and American Hallmark Insurance Company of Texas (the "Amendment"). Any capitalized term not defined herein shall have the meaning assigned to it in the Amendment. Landlord and Tenant mutually agree that the attached Floor Plan is the Floor Plan for the Expansion Space:

                                  EXHIBIT B

                                 WORK LETTER
                    PLANS TO BE APPROVED/FINISH ALLOWANCE

      This Exhibit is attached to and a part of that certain Seventh Amendment to Lease dated as of June 7, 2000, executed by and between The Prudential Insurance Company of America and American Hallmark Insurance Company of Texas (the "Amendment"). Any capitalized term not defined herein shall have the meaning assigned to it in the Amendment. Landlord and Tenant mutually agree as follows:

 1.   Plans.

 1.1 Space Plan. Landlord's designated space planner, at Tenant's expense, shall prepare and deliver to Tenant a space plan for the Premises (including the Expansion Space) showing, regardless of the quantities of such items, the location of all partitions and doors and the lay-out of the Premises (including the Expansion Space). Tenant will at all times cooperate with Landlord's space planner, furnishing all reasonable information and material concerning Tenant's organization, staffing, growth expectations, physical facility needs (including, without limitation, needs arising by reason of the Disability Acts), equipment, inventory, etc., necessary for the space planner to efficiently and expeditiously arrive at an acceptable lay-out of the Premises (including the Expansion Space). Tenant will approve or disapprove in writing the space plan within three (3) business days after receipt from Landlord and if disapproved, Tenant shall provide Landlord and Landlord's space planner with specific reasons for disapproval. If Tenant fails to approve or disapprove the space plan on or before the end of such three (3) business day period, Tenant shall be deemed to have approved the last submitted space plan. The foregoing process shall be repeated until Tenant has approved (which shall include deemed approval) the space plan (such space plan, when approved by Landlord and Tenant, is herein referred to as the "Space Plan").

 1.2 Compliance With Disability Acts. Tenant shall promptly provide Landlord and Landlord's space planner and/or architect, as applicable, with all information needed to cause the construction of Tenant's Improvements to be completed such that Tenant , the Premises (including the Expansion Space) and Tenant's Improvements (as constructed) will be in compliance with the Disability Acts. Tenant shall be responsible for and shall indemnify and hold harmless Landlord from and against any and all claims, liabilities and expenses (including, without limitation reasonable attorneys' fees and expenses) incurred by or asserted against Landlord by reason of or in connection with any violation of the provisions of Tex. Rev. Civ. Stat. Ann. art. 9102 and the Americans With Disabilities Act of 1990, 42 U.S.C. [SS] 12101-12213 (collectively, the "Disability Acts") arising from or out of (x) information or design and space plans furnished to Landlord by Tenant (or the lack of complete and accurate information so furnished) concerning Tenant's Improvements, (y) Tenant's employer-employee obligations, or (z) after the Expansion Space Commencement Date, violations by Tenant and/or Tenant's Improvements or the Expansion Space not being in compliance with the Disability Acts as the result of changes in regulations or law or interpretations thereof not in effect on December 1, 2000. The foregoing indemnity shall not include any claims, liabilities or expenses (including reasonable attorneys' fees and expenses) arising out of the negligence or gross negligence of Landlord or Landlord's employees, agents or contractors.

 Without limiting the foregoing, if Landlord constructs Tenant's Improvements based on any special requirements or improvements required by Tenant, or upon information furnished by Tenant that later proves to be inaccurate or incomplete resulting in any violation of the Disability Acts, Tenant shall be solely liable to correct such violations and to bring the improvements into compliance with the Disability Acts as promptly as is practicable.

 1.3 Construction Plans. On or before thirty (30) days after approval of the Space Plan, Landlord's space planner and engineer, at Tenant's expense, will prepare construction plans (such construction plans, when approved, and all changes and amendments thereto agreed to by Landlord and Tenant in writing, are herein called the "Construction Plans") for all of Tenant's improvements requested pursuant to the Space Plan (all improvements required by the Construction Plans are herein called "Tenant's Improvements"), complete detail and finish drawings for partitions, doors, reflected ceiling, telephone outlets, electrical switches and outlets and Building standard heating, ventilation and air conditioning equipment and controls. Within five (5) business days after construction plans are delivered to Tenant, Tenant shall approve (which approval shall not be unreasonably withheld) or disapprove same in writing and if disapproved, Tenant shall provide Landlord and Landlord's space planner and engineer specific reasons for disapproval. The foregoing process shall continue until the construction plans are approved by Tenant; provided that if Tenant fails to respond in any five (5) business day period, Tenant shall be deemed to have approved the last submitted construction plans.

 1.4 Changes to Approved Plans. If any re-drawing or re-drafting of either the Space Plan or the Construction Plans is necessitated by Tenant's requested changes (all of which shall be subject to approval by Landlord and, if applicable, the Texas Department of Licensing & Regulation and any other governmental agency or authority to which the plans and specifications are required to be submitted), the expense of any such re-drawing or re-drafting required in connection therewith and the expense of any work and improvements necessitated by such re-drawing or re-drafting will be charged to Tenant.

 1.5 Coordination of Planners and Designers. If Tenant shall arrange for interior design services, whether with Landlord's space planner or any other planner or designer, it shall be Tenant's responsibility to cause necessary coordination of its agents' efforts with Landlord's agents to ensure that no delays are caused to either the planning or construction of the Tenant's Improvements.

 2.   Construction and Costs of Tenant's Improvements.

 2.1  Construction Obligation and Finish Allowance.

      (a) Landlord shall solicit bids from at least three (3) contractors to construct the Tenant's Improvements, and unless otherwise approved by Tenant, shall select the lowest qualified bidder to perform the construction. Landlord agrees to construct Tenant's Improvements, at Tenant's cost and expense; provided, however, Landlord shall provide Tenant with an allowance equal to $8.00 per square foot of Agreed Rentable Area in the Premises (including the Expansion Space) (i.e., $199,560.00) (the "Finish Allowance"), which allowance shall be disbursed by Landlord, from time to time, for payment of (in the following priority) the following costs (collectively referred to as the "Permitted Costs"): (i) the contract sum required to be paid to the general contractor engaged to construct Tenant's Improvements (the "Contract Sum"), (ii) the fees of the preparer of the Space Plan and Construction Plans (such fees, the "Planning Fees"); and (iii) such other costs related to the leasehold improvements (such as equipment, appliances and furnishings) incurred by Tenant, including without limitation, data and telephone cabling costs, security costs, furniture, fixture and equipment costs, and relocation costs.
           Landlord shall not charge any fee in connection with Landlord's administration of the construction of Tenant's Improvements and Landlord shall not require a payment or performance bond in connection with construction of the Tenant's Improvements. In the event any Finish Allowance remains unexpended after payment of the Permitted Costs, such unexpended amount shall be applied against Tenant's obligation to pay Basic Rent under the Lease.

      (b) Title to any equipment, appliances, furnishings or personalty installed in the Expansion Space and purchased with any portion of the Finish Allowance shall pass to Landlord upon payment of the invoice cost thereof and Tenant shall not remove any such equipment, appliances, furnishings or personalty from the Expansion Space without Landlord's express, prior written consent or unless requested by Landlord in connection with the expiration or earlier termination of the Lease.

 2.2 Excess Costs. If the sum of the Permitted Costs exceeds the Finish Allowance, then Tenant shall pay all such excess costs ("Excess Costs"), provided, however, Landlord will, prior to the commencement of construction of Tenant's Improvements, advise Tenant of the Excess Costs, if any, and the Contract Sum. Tenant shall have two (2) business days from and after the receipt of such advice within which to approve or disapprove the Contract Sum and Excess Costs. If Tenant fails to approve same by the expiration of the second such business day, then Tenant shall be deemed to have approved the Proposed Contract Sum and Excess Costs. If Tenant disapproves the Contract Sum and Excess Costs within such two (2) business day period, then Tenant shall either reduce the scope of Tenant's Improvements such that there shall be no Excess Costs or, at Tenant's option, Landlord shall obtain two (2) additional bids, provided that if Tenant requests Landlord to obtain two (2) additional bids and Tenant fails to approve the Excess Costs within three (3) business days after Landlord's notification of the Excess Costs taking such additional bids into consideration, Tenant shall be deemed to have approved the Contract Sum and Excess Costs as determined by reference to the lowest submitted bid. Landlord and Tenant must approve (or be deemed to have approved) the Contract Sum for the construction of Tenant's Improvements in writing prior to the commencement of construction.

 2.3 Construction Deposit. Tenant shall remit to Landlord an amount (the "Prepayment") equal to one-half (1/2) of the projected Excess Costs, if any, within five (5) working days after commencement of construction by Landlord. On or prior to the Expansion Space Commencement Date, Tenant shall deliver to Landlord the actual Excess Costs, minus the Prepayment previously paid. Failure by Tenant to timely tender to Landlord the full Prepayment shall permit Landlord to stop all work until the Prepayment is received. All sums due Landlord under this Section 2.3 shall be considered Rent under the terms of the Lease and nonpayment shall constitute a default under the Lease and entitle Landlord to any and all remedies specified in the Lease.

 2.4 Liens Arising from Excess Costs. Tenant agrees to keep the Premises (including the Expansion Space) free from any liens arising out of nonpayment of Excess Costs. In the event that any such lien is filed and Tenant, within ten (10) days following such filing fails to cause same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it in its sole discretion deems proper, including payment of or defense against the claim giving rise to such lien. All sums paid by Landlord in connection therewith shall constitute Rent under the Lease and a demand obligation of Tenant to Landlord and such obligation shall bear interest at the rate provided for in Section 15.10 of the Supplemental Lease Provisions from the date of payment by Landlord until the date paid by Tenant.

 3. Substantial Completion and Punch List. When Landlord has sufficiently completed the Tenant's Improvements in the Expansion Space in accordance with the Construction Plans so that Tenant can reasonably use the Expansion Space for the Permitted Use (as described in Item 10 of the Basic Lease Provisions), Landlord will notify Tenant and within two (2) business days thereafter, Landlord's representative and Tenant's representative shall conduct a walk-through of the Expansion Space and identify any necessary touch-up work, repairs and minor completion items as are necessary for final completion of Tenant's Improvements. Neither Landlord's representative nor Tenant's representative shall unreasonably withhold his agreement on punch list items. Landlord will use reasonable efforts to cause the contractor to complete all punch list items within thirty (30) days after agreement thereon.

 4. Tenant's Contractors. If Tenant should desire to enter the Expansion Space or authorize its agent to do so prior to the Expansion Space Commencement Date of the Lease, to perform approved work not requested of the Landlord, Landlord shall permit such entry if:

      (a) Tenant shall use only such contractors which Landlord shall approve in its reasonable discretion; provided that any work affecting the electrical systems of the Building or the HVAC systems of the Building shall be performed by an electrician or HVAC vendor listed on the Building approved contractors provided by Landlord to Tenant; and

      (b) Landlord shall have approved the plans to be utilized by Tenant, which approval will not be unreasonably withheld; and

      (c)  Tenant, its  contractors,  workmen,  mechanics,  engineers,  space planners or such others as may enter the Expansion Space (collectively, "Tenant's Contractors"), work in harmony with and do not in any way disturb or interfere with Landlord's space planners, architects, engineers, contractors, workmen, mechanics or other agents or independent contractors in the performance of their work (collectively, "Landlord's Contractors"), it being understood and agreed that if entry of Tenant or Tenant's Contractors would cause, has caused or is causing a material disturbance to Landlord or Landlord's Contractors, then Landlord may, with notice, refuse admittance to Tenant or Tenant's Contractors causing such disturbance; and

      (d) Tenant, Tenant's Contractors and other agents shall provide Landlord sufficient evidence that each is covered under such Worker's Compensation, public liability and property damage insurance as Landlord may reasonably request for its protection. All insurance maintained by any contractor performing work in the Building must name Landlord and Property Manager as additional insureds.

 Landlord shall not be liable for any injury, loss or damage to any of Tenant's installations or decorations made prior to substantial completion of the Tenant's Improvements in the Expansion Space and not installed by Landlord. Tenant shall indemnify and hold harmless Landlord and Landlord's Contractors from and against any and all costs, expenses, claims, liabilities and causes of action arising out of or in connection with work performed in the Premises (including the Expansion Space) by or on behalf of Tenant (but excluding work performed by Landlord or Landlord's Contractors). Such entry by Tenant and Tenant's Contractors pursuant to this Section 4 shall be deemed to be under all of the terms, covenants, provisions and conditions of the Lease except the covenant to pay Rent.

 5. Construction Representatives. Landlord's and Tenant's representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:


 LANDLORD'S REPRESENTATIVE:

      NAME:     Berry Stephens
      ADDRESS:  14651 Dallas Parkway, Suite 101
                Dallas, Texas 75240
      PHONE:    (214) 871-6692
      FAX:      (214) 871-4644


 TENANT'S REPRESENTATIVE:

      NAME:     Raymond Kilgore
      ADDRESS:  14651 Dallas Parkway, Suite 900
                Dallas, Texas 75240
      PHONE:    (972) 934-2400
      FAX:      (972) 934-1332

                                  EXHIBIT C

                                RENEWAL OPTION


      This Exhibit is attached to and a part of that certain Seventh Amendment to Lease dated as of June 7, 2000, executed by and between The Prudential Insurance Company of America and American Hallmark Insurance Company of Texas (the "Amendment"). Any capitalized term not defined herein shall have the meaning assigned to it in the Amendment. Landlord and Tenant mutually agree as follows:

 1. If, and only if, on the Expiration Date and the date Tenant notifies Landlord of its intention to renew the term of this Lease (as provided below), (i) Tenant is not in default under this Lease, (ii) Tenant then occupies and the Premises then consists of at least 23,641 rentable square feet and (iii) this Lease is in full force and effect, then Tenant, but not any assignee or subtenant of Tenant, shall have and may exercise an option to renew this Lease for one (1) additional term of five (5) years (the "Renewal Term") upon the same terms and conditions contained in this Lease with the exceptions that (x) this Lease shall not be further available for renewal and (y) the rental for the Renewal Term shall be the "Renewal Rental Rate". The Renewal Rental Rate is hereby defined to mean the then prevailing rents (including, without limitation, those similar to the Basic Annual Rent and Additional Rent) payable by renewal tenants having a credit standing substantially similar to that of Tenant, for properties of equivalent quality, size, utility and location as the Premises, including any additions thereto, located within the area described below and leased for a renewal term approximately equal to the Renewal Term. The Renewal Rental Rate will take into consideration the tenant inducements offered in the renewal transactions considered by Landlord in determining the Renewal Rental Rate.

 2. If Tenant desires to renew this Lease, Tenant must notify Landlord in writing of its intention to renew on or before the date which is at least nine (9) months but no more than twelve (12) months prior to the Expiration Date. Landlord shall, within the next sixty (60) days, notify Tenant in writing of Landlord's determination of the Renewal Rental Rate and Tenant shall, within the next twenty (20) days following receipt of Landlord's determination of the Renewal Rental Rate, notify Landlord in writing of Tenant's acceptance or rejection of Landlord's determination of the Renewal Rental Rate. If Tenant timely notifies Landlord of Tenant's acceptance of Landlord's determination of the Renewal Rental Rate, this Lease shall be extended as provided herein and Landlord and Tenant shall enter into an amendment to this Lease to reflect the extension of the term and changes in Rent in accordance with this Rider. If (x) Tenant timely notifies Landlord in writing of Tenant's rejection of Landlord's determination of the Renewal Rental Rate or (y) Tenant does not notify Landlord in writing of Tenant's acceptance or rejection of Landlord's determination of the Renewal Rental Rate within such twenty (20) day period, this Lease shall end on the Expiration Date and Landlord shall have no further obligations or liability hereunder.

 3. The market area with respect to which the Renewal Rental Rate will be determined is LBJ Freeway to the south, Preston Road to the east, Midway Road to the west and Frankford to the north.